UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 29, 2003
Date of Earliest Event Reported: Not Applicable

COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	1-8422 (Commission file number)	13-2641992 (IRS Employer Identification No.)

4500 PARK GRANADA, CALABASAS CA (Address of principal executive offices)	91302 (Zip Code)

Registrant's telephone number, including area code: (818) 225-3000

ITEM 12.      RESULTS OF OPERATION AND FINANCIAL CONDITION

     On April 29, 2003, Countrywide Financial Corporation issued a press release announcing information regarding its operations and financial condition for the quarter ended March 31,2003.

      A copy of the press release is attached as an Exhibit. (Exhibit 99.2)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Dated: April 29, 2003	COUNTRYWIDE FINANCIAL CORPORATION

By: /S/ STANFORD L. KURLAND Stanford L. Kurland Executive Managing Director and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.2	Press Release issued by Countrywide Financial Corporation pertaining to its results of operations and financial condition for the quarter ended March 31, 2003.

Exhibit 99.2

NEWS	COUNTRYWIDE FINANCIAL

For Immediate Release	CONTACT:	Jennifer Sandefur Lisa Riordan (818) 225-3550

COUNTRYWIDE FINANCIAL CORPORATION
REPORTS RECORD FIRST QUARTER RESULTS
-- Diluted EPS Hit $2.44, Up 26 Percent Over December's Record Quarter --
-- New Milestone Reached in Mortgage Banking, As Pre-Tax Earnings Surpass $350 Million --
-- Diversification Earnings More Than Double Last Year's Performance, Reaching $170 Million --
-- Board Increases Dividend to $0.13 --

CALABASAS, CA (April 29, 2003) – Countrywide Financial Corporation (NYSE: CFC), a diversified financial services provider, announced today results for the first quarter ended March 31, 2003. First quarter highlights include record breaking performance in the following key measurements:

  Net earnings reached $326 million, up 95 percent over last year’s first quarter of $168 million;
  Earnings per diluted share of $2.44 increased 26 percent over last quarter’s $1.94 and 85 percent over last year’s first quarter of $1.32, marking the Company’s eighth consecutive quarter of record earnings per share;
  Mortgage Banking pre-tax earnings set a new milestone at $354 million, rising 85 percent over last year’s $192 million, reflecting the Company’s success in capitalizing on the favorable interest rate environment;
  Loan fundings increased 133 percent over last year to $102 billion. March’s pipeline of applications closed at a record $59 billion, $10 billion higher than at the end of December, signaling robust near-term production performance;
  The servicing portfolio continued its uninterrupted climb to $502 billion, an increase of $50 billion since the beginning of the year and up 41 percent over the $355 billion achieved in March 2002. This performance demonstrates the Company’s ability to fund more loans than those that prepay from the servicing portfolio – a noteworthy accomplishment in the midst of the challenges presented by a sustained low mortgage rate environment;

(more)

  Diversification businesses contributed $170 million in pre-tax earnings for the first three months of 2003, more than double last year’s first quarter. Diversification earnings were fueled by significant growth in the Capital Markets and Banking segments. Diversification pre-tax earnings now represent 32 percent of total pre-tax earnings.

“Countrywide commenced 2003 with another quarter of exceptional earnings performance,” said Angelo R. Mozilo, Chairman, Chief Executive Officer and President. “The persistent low interest rate environment combined with our strategically enhanced infrastructure pushed Mortgage Banking segment earnings to a new high. This marks the second consecutive quarter in which fundings surpassed the $100 billion mark and exceeded loan portfolio prepayments by over $50 billion. Our servicing portfolio has surpassed $500 billion, driven almost exclusively by our internal production efforts. We have intentionally grown our servicing portfolio organically in order to focus our efforts and resources on leveraging opportunities, implementing business model refinements and developing our diversification initiatives, rather than on acquisition related integration issues.

“Over the past decade, Countrywide has systematically diversified into new business lines that strategically leverage the assets and expertise within our core mortgage banking business,” Mozilo explained. “Our success in expanding the Company’s reach into synergistic businesses is reflected in the first quarter of 2003 with diversified businesses’ pre-tax earnings reaching $170 million, over two and a half times greater than diversified businesses’ pre-tax earnings for the full 2000 fiscal year. We have developed these businesses to capitalize on our core mortgage banking business and to broaden our scope with third parties, expanding earnings potential for the future. Capital Markets contributed $96 million in pre-tax earnings for the quarter, already nearly half of their pre-tax earnings for the full 2002 year. The Banking segment’s earnings of $43 million in the first quarter are over 300 percent higher than they were a year ago. The benefits of the streamlining and restructuring initiatives implemented in the Insurance segment during 2002 are evident as pre-tax earnings rose to $25 million, an increase of 457 percent from the fourth quarter. Our Global operations showed significant growth from the same period last year, with progress reflecting the infrastructure fine tuning and technological investments to better position this business for long-term performance.

(more)

“Against the back drop of a thriving industry in which external experts are forecasting origination volumes ranging from $2.5 to $3.2 trillion, we anticipate strong production performance for the balance of 2003,” Mozilo continued. “As a result of the opportunities presented by this favorable market environment and the maturation of our diversification initiatives, we expect to report diluted earnings per share within a range of $10.00 to $11.00 for the full year of 2003. While we recognize that 2003 performance is fueled by an extraordinary environment, we believe that the following factors better position the Company to perform more effectively than previous post refinance-boom periods:

  The mortgage business is now dominated by large public companies that are more inclined to rationally price loans in a rising rate environment; thus, production operations are expected to be more profitable than in prior high-rate environments;
  Increased penetration of the relatively stable purchase market should bolster future production performance as the Company’s purchase production market share has increased to 11 percent from 8 percent last year;
  As interest rates rise, servicing earnings will no longer be burdened with high impairment costs associated with refinance-related portfolio prepayments. At a historical high of $502 billion, the servicing portfolio is well positioned to produce significant earnings for the future;
  The servicing portfolio is largely populated with newly originated loans with a weighted average coupon of 6.63 percent and a weighted average portfolio age of 18 months;
  Mortgage servicing rights are currently valued at historically low levels. Today, the MSR asset is valued at $5.3 billion with a capitalization rate of 115 basis points;
  The Company has fixed the rate on $13 billion of long-term debt in order to maximize earnings potential as interest rates rise;
  The contribution of diversified earnings has steadily grown over the past year as these businesses continue to mature. We continue to proactively evolve these businesses to provide more meaningful earnings contributions from third parties in the future;
  Production operations have been designed with a more flexible infrastructure; specifically, extensive use of technology reduced the need to hire processing personnel, up to 3,000 temporary personnel were used to support production growth and can be easily downsized, and our production volume mix has been weighted to correspondent lending activities during the boom – a channel with tremendous operating leverage and downsizing flexibility.

(more)

“The Company is well positioned to capitalize on the opportunities that lie ahead in 2003 as well as to perform when interest rates ultimately rise,” Mozilo concluded. “We remain committed to leveraging all opportunities available to the Company and building a foundation for success into the future.”

The earnings estimates, assumptions and considerations provided above should be considered forward-looking statements and readers are directed to the information contained in the disclaimer provided herein.

Countrywide’s Board of Directors declared an increased cash dividend of $0.13 per common share for the first quarter, payable June 2, 2003 to shareholders of record on May 14, 2003.

MORTGAGE BANKING

Countrywide’s Mortgage Banking segment (production, servicing, and loan closing services) contributed pre-tax earnings of $354 million for the first quarter, an increase of 85 percent from the prior year. The Production sector is comprised of four distribution channels: consumer-direct lending through Countrywide’s 424-branch retail system, telemarketing operations and the Internet; wholesale lending through a network of over 28,000 mortgage brokers; correspondent lending which buys loans from other financial institutions such as banks, savings and loans, credit unions and insurance companies; and Full Spectrum Lending, Inc., a consumer-direct subprime lender with over 50 branches.

The Production sector contributed $882 million in pre-tax earnings for the quarter ended March 31, 2003. This represents a gain of 98 percent over last year. Total loan fundings in the Production sector (excluding Treasury Bank and Capital Markets conduit acquisitions) for the first quarter were $97 billion, up 129 percent from the $42 billion reported in the year ago quarter.

The Servicing sector includes activities related to the MSRs associated with Countrywide’s owned portfolio and other retained interests. Since the MSRs perform optimally in higher interest rate environments, earnings from these assets act as a natural counter-balance against Production earnings, which typically perform best in lower rate environments. In low interest rate environments, Production operations provide substantial earnings to offset the impact of faster amortization and impairment of MSRs. Impairment of

(more)

MSRs and other retained interests totaled $662 million in addition to normal amortization of the asset of $363 million. Countrywide also manages a financial hedge within the Servicing sector to mitigate the impairment of MSRs. After taking into account the negative impact of impairment and amortization of the MSRs and the hedge gain of $6.4 million, the Servicing sector sustained a pre-tax loss of $554 million during the first quarter.

Loan closing services are comprised of Countrywide’s LandSafe companies, which provide credit reports, appraisals, title reports and flood determinations. LandSafe companies continue to be important contributors to Mortgage Banking earnings, with pre-tax earnings reaching $26 million in the first quarter, up 80 percent over last year’s $14 million and driven by a 65 percent increase in total units sold. In addition to providing services to Countrywide’s production efforts, LandSafe continues to successfully expand its reach externally to third-party business partners to optimize its earnings potential.

DIVERSIFIED BUSINESSES

Capital Markets

The Capital Markets segment includes a securities broker-dealer, a broker of mortgage servicing rights, and a distressed-asset manager. Earnings performance within the segment is primarily driven by the broker-dealer, Countrywide Securities Corporation (CSC), whose earnings represented approximately 80 percent of Capital Markets’ total pre-tax earnings for the quarter ended March 31, 2003. Fueling the broker-dealer’s performance is the growth of its underwriting business and its securities trading volume. Securities trading volume reached $640 billion for the first quarter, advancing 48 percent over the $433 billion in trading volume achieved in the same period last year. Countrywide Asset Management, the Company’s distressed-asset manager, facilitated four large securitizations during the first quarter, driving earnings to a record $21 million for this business line. As a result, pre-tax earnings for the total Capital Markets segment in the first quarter were a record $96 million, up 143 percent over the $40 million for last year’s comparable quarter.

(more)

Banking

The Banking segment includes Countrywide Bank, a division of Treasury Bank, N.A., as well as a separate mortgage warehouse lending division. Banking provides Countrywide with an opportunity to leverage the synergies within our core mortgage business. The Bank is able to optimize the servicing related escrow balances, superior production capabilities, risk management and other intellectual capabilities at Countrywide Home Loans, Inc. Countrywide Bank is expected to enhance the Company’s relationship with mortgage customers and provide portfolio lending capabilities and diversified funding sources, as well as enable the in-sourcing of certain bank-related services. At March 31, 2003, assets at Countrywide Bank were comprised of 46 percent AA and AAA rated securities, 48 percent mortgage and home equity loans, and 6 percent cash and other assets. At quarter end, the Bank’s total assets were $9 billion, compared to $3 billion at March 31, 2002. The Bank contributed 66 percent of the Banking segment’s total pre-tax earnings during the first quarter, and the Bank’s pre-tax earnings increased $10 million from the fourth quarter alone. Pre-tax earnings for the Banking segment were a record $43 million, increasing 324 percent from last year’s $10 million.

Insurance

Countrywide’s Insurance segment includes Balboa Life and Casualty Group, whose companies are national providers of property, life and liability insurance; Balboa Reinsurance Company, a captive mortgage reinsurance company; and Countrywide Insurance Services, Inc. (CIS), a national insurance agency offering home-related insurance products. To better illustrate the operational performance of the carrier businesses, the Company changed its operational metric for these businesses to net premiums earned. For the March 2003 quarter, net premiums earned were $143 million at Balboa Life & Casualty and $28 million at Balboa Reinsurance. This compares to $100 million and $16 million, respectively, for the first quarter ended March 31, 2002. For the quarter ended March 31, 2003, pre-tax earnings for the Insurance segment were $25 million. This compares to $24 million in the prior year quarter.

(more)

Global

The principal component of the Global segment is Global Home Loans, the Company’s European mortgage banking joint venture, organized to process originations and service loans on behalf of third parties. Today, Global Home Loans services over one million loans with outstanding balances of approximately $90 billion. Other companies included in global operations engage in property valuation, broker-dealer services, and technology services. The Global segment pre-tax earnings were $6 million in the quarter, which compares to a loss of $501 thousand for the three months ended March 31, 2002.

Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 500 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services in domestic and international markets. Mortgage Banking businesses include loan production and servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services primarily prime-quality loans. Also included in Countrywide’s Mortgage Banking segment is the LandSafe group of companies that provide loan closing services. Diversified financial services encompass insurance, capital markets, banking, and global, largely through the activities of Balboa Life and Casualty Group, whose companies are national providers of property, liability, and life insurance; Balboa Reinsurance, a captive mortgage reinsurance company; Countrywide Capital Markets, a mortgage-related investment banker; Treasury Bank, N.A., a banking entity offering customers CDs, money market accounts, and home loan products; and Global Home Loans, a European mortgage banking joint venture in which Countrywide holds a majority interest.

For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to future operations, as well as business plans and strategies that are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; general economic conditions in the United States and abroad; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; the legal, regulatory and legislative environments in the markets in which the Company operates; and other risks detailed in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan”, and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” or “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

(tables follow)

COUNTRYWIDE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)

                                                                                     Three Months Ended
                                                                                         March 31,
(Amounts in thousands, except per-share data)                                   2003                   2002         % Change
--------------------------------------------------------------------------- -------------- ------- -------------- --------------
Revenues
      Gain on sale of loans and securities                                    $ 1,444,004              $ 656,626           120%

      Interest income                                                             642,122                514,922            25%
      Interest expense                                                           (414,129)              (317,612)           30%
----- --------------------------------------------------------------------- -------------- ------- -------------- --------------
           Net interest income                                                    227,993                197,310            16%
----- --------------------------------------------------------------------- -------------- ------- -------------- --------------

      Loan servicing fees and other income from retained interests                603,259                468,912            29%
      Amortization of mortgage servicing rights                                  (362,500)              (257,731)           41%
      Impairment/recovery of other retained interests                            (662,413)               (13,672)        4,745%
      Servicing hedge gains (losses)                                                6,361               (330,435)         (102%)
----- --------------------------------------------------------------------- -------------- ------- -------------- --------------
           Net loan servicing fees and other income from retained                (415,293)              (132,926)          212%
      interests
----- --------------------------------------------------------------------- -------------- ------- -------------- --------------

      Net insurance premium earned                                                171,136                116,320            47%
      Commissions and other revenue                                               113,958                 76,422            49%
----- --------------------------------------------------------------------- -------------- ------- -------------- --------------
                Total revenues                                                  1,541,798                913,752            69%
----- --------------------------------------------------------------------- -------------- ------- -------------- --------------

Expenses
      Compensation expenses                                                       655,122                391,429            67%
      Occupancy and other office expenses                                         127,542                 94,447            35%
      Insurance claim expenses                                                     88,098                 51,257            72%
      Marketing expenses                                                           21,330                 18,133            18%
      Other operating expenses                                                    125,138                 92,392            35%
----- --------------------------------------------------------------------- -------------- ------- -------------- --------------
                Total expenses                                                  1,017,230                647,658            57%
----- --------------------------------------------------------------------- -------------- ------- -------------- --------------

Earnings before income taxes                                                      524,568                266,094            97%
      Provision for income taxes                                                  198,277                 98,535           101%
----- --------------------------------------------------------------------- -------------- ------- -------------- --------------

NET EARNINGS                                                                    $ 326,291              $ 167,559            95%
=========================================================================== ============== ======= ============== ==============

Earnings per Share
      Basic                                                                         $2.55                  $1.36            88%
      Diluted                                                                       $2.44                  $1.32            85%

Weighted Average Shares Outstanding
      Basic                                                                       127,751                122,839             4%
      Diluted                                                                     133,511                126,641             5%

COUNTRYWIDE FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS (unaudited)

                                                                           March 31,            December 31,
(Dollar amounts in thousands, except share data)                             2003                   2002
--------------------------------------------------------------------- -------------------- -- ------------------
Assets
Cash                                                                           $  446,306            $  697,457
Mortgage loans and mortgage-backed securities held for sale                    27,392,295            15,025,617
Trading securities, at market value                                             4,389,899
                                                                                                      5,983,841
Trading securities pledged as collateral, at market value                       4,839,258
                                                                                                      2,708,879
Securities purchased under agreements to resell                                 5,181,001
                                                                                                      5,997,368
Mortgage servicing rights, net                                                  5,345,675
                                                                                                      5,384,933
Investments in other financial instruments                                     13,683,689            10,901,915
Loans held for investment, net                                                  7,774,844
                                                                                                      6,070,426
Property, equipment and leasehold improvements, net                               628,737
                                                                                                        576,688
Other assets                                                                    3,929,321
                                                                                                      4,683,659
                                                                      -------------------- -- ------------------

           Total assets                                                      $ 73,611,025          $ 58,030,783
                                                                      ==================== == ==================

Liabilities and Shareholders' Equity
Notes payable                                                                $ 21,629,187          $ 19,293,788
Securities sold under agreements to repurchase                                 30,539,695            22,634,839
Deposits                                                                        5,639,653
                                                                                                      3,114,271
Accounts payable and accrued liabilities                                        7,517,337
                                                                                                      5,342,442
Income taxes payable                                                            2,115,080
                                                                                                      1,984,310
                                                                      -------------------- -- ------------------
          Total liabilities                                                    67,440,952            52,369,650

Commitments and contingencies                                                          -                      -

Company-obligated mandatorily redeemable capital trust pass-
  through securities of subsidiary trusts holding solely Company
 guaranteed related subordinated debt                                             500,000               500,000

Shareholders' equity
Preferred stock - authorized, 1,500,000 shares of $0.05 par value;
issued and outstanding, none
                                                                                      -                      -
Common stock - authorized, 240,000,000 shares of $0.05 par value;
     issued and outstanding, 129,325,686 and 126,563,333
     shares at March 31, 2003 and  December 31, 2002, respectively
                                                                                    6,466                 6,330
Additional paid-in capital                                                      1,787,953
                                                                                                      1,657,144
Accumulated other comprehensive income                                            254,507
                                                                                                        186,799
Retained earnings                                                               3,621,147
                                                                                                      3,310,860
                                                                       -------------------- -- ------------------
           Total shareholders' equity                                           5,670,073             5,161,133
                                                                      -------------------- -- ------------------
           Total liabilities and shareholders' equity                        $ 73,611,025          $ 58,030,783
                                                                      ==================== == ==================

COUNTRYWIDE FINANCIAL CORPORATION

INVESTMENT IN FINANCIAL INSTRUMENTS, LOANS HELD FOR INVESTMENT AND OTHER ASSETS (unaudited)
(Dollar amounts in thousands)

                                                                                  March 31,           December 31,
                                                                                    2003                  2002           % Change
----- --------------------------------------------------------------------- --- -------------- -- --- -------------- -- -----------

Investments in other financial instruments:

  Prime home equity senior security                                          $      5,089,282      $      3,470,858            47%

  Servicing Hedge:
    Derivative instruments                                                          1,243,713             1,592,550           (22%)

    Principal-only securities                                                         785,450               779,125             1%
                                                                            --- -------------- -- --- -------------- -- -----------
          Total servicing hedge instruments                                         2,029,163             2,371,675           (14%)

  Other interests retained in securitization:
    Subprime AAA interest-only securities                                             568,848               607,526            (6%)
    Prime home equity line of credit residual securities                              478,196               437,060             9%
    Prime home equity line of credit transferor's interest                            233,137               233,658             0%
    Interest-only and principal-only securities                                       151,717               150,967             0%
    Subprime residual securities                                                      122,899                71,251            72%
    Prime home equity line of credit AAA interest-only security                        20,875                24,897           (16%)
    Other                                                                              69,484                78,241           (11%)
                                                                            --- -------------- -- --- -------------- -- -----------
          Total other interests retained in securitization                          1,645,156             1,603,600             3%

  Insurance and banking segments' investments portfolios:
    Mortgage-backed securities                                                      4,684,357             3,204,737            46%
    U.S. Treasury securities and obligations of U.S. Government
corporations and agencies                                                             232,827               247,470            (6%)
    Corporate securities                                                                2,581                 3,171           (19%)
    Other                                                                                 323                   404           (20%)
                                                                            --- -------------- -- --- -------------- -- -----------
          Total insurance and banking segment investments                           4,920,088             3,455,782            42%
                                                                            --- -------------- -- --- -------------- -- -----------

                 Total investments in financial instruments                  $     13,683,689      $     10,901,915            26%
                                                                            === ============== == === ============== == ===========

Loans Held for Investment:
    Mortgage loans                                                          $       4,472,828     $       2,245,419            99%
    Warehouse lending advances secured by mortgage loans                            2,405,475             2,159,289            11%
    Defaulted FHA-insured and VA-guaranteed loans repurchased from
securities                                                                            940,512             1,707,767           (45%)
                                                                            --- -------------- -- --- -------------- -- -----------
                                                                                    7,818,815             6,112,475
      Allowance for loan losses                                                      (43,971)              (42,049)
                                                                            --- -------------- -- --- -------------- -- -----------
                 Total loans held for investment                             $      7,774,844      $      6,070,426            28%
                                                                            === ============== == === ============== == ===========

Other assets:
  Securities broker-dealer receivables                                      $       1,204,068     $         544,296           121%
  Reimbursable servicing advances                                                     602,832               647,284            (7%)
  Receivables from sale of securities                                                 433,339             1,452,513           (70%)
  Derivative margin accounts                                                          273,311               919,749           (70%)
  Interest receivable                                                                 163,551               141,148            16%
  Capitalized software, net                                                           195,401               188,435             4%
  Prepaid expenses                                                                    173,340               168,678             3%
  Investment in Federal Reserve Bank and Federal Home Loan Bank stock                 134,820                67,820            99%
  Other assets                                                                        748,659               553,736            35%
                                                                            --- -------------- -- --- -------------- -- -----------

                 Total other assets                                         $       3,929,321     $       4,683,659           (16%)
                                                                            === ============== == === ============== == ===========

Countrywide Financial Corporation

SELECTED OPERATING DATA (unaudited)    (Dollar amounts in millions)

                                                                                              Three Months Ended
                                                                                                  March 31,
                                                                                          2003                 2002                % Change
  ------ ------------------------------------------------------------------------- -------------------- -------------------- -- ----------------

  Volume of loans produced                                                                 $102,403              $44,033                133%

  Number of loans produced                                                                  682,165              339,415                101%

  Loan closing services:  credit reports, flood determinations, appraisals, automated property valuation services, title reports, default title orders,
       other title and escrow services and home inspections                               3,118,409            1,888,578                 65%

  Capital markets securities trading volume (1)                                            $640,037             $433,290                 48%
  ------ ------------------------------------------------------------------------- ----------------- -------------------- -- ----------------
  Insurance
  Net Premiums Earned
        Carrier                                                                                $143                 $100                 43%
        Reinsurance                                                                             $28                  $16                 75%
  Policies-in-Force (units)
        Agency                                                                              672,285              587,151                 15%

  Pipeline of loans-in-process                                                              $59,005              $21,389                176%
  Loan servicing portfolio (2)                                                             $502,079             $355,020                 41%
  Number of loans serviced (2)                                                            4,265,322            3,351,071                 27%

  Assets held by Treasury Bank (in billions)                                                   $8.8                 $3.0                193%
  ------ ------------------------------------------------------------------------- -------------------- -------------------- -- ----------------

(1) Includes trades with mortgage banking division.
(2) Includes warehoused loans and loans serviced under subservicing agreements.

Countrywide Financial Corporation

                                                                                                Three Months Ended March 31, 2003
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                    Mortgage Banking                                                    Diversified Businesses
                                     ------------------------------------------------    --------------------------------------------------------------------------------------
(Dollar amounts in thousands)        Production   Servicing    Closing      Total        Insurance      Capital          Global         Banking         Other         Total        Grand Total
                                                               Services                                  Markets
                                     ----------- ------------- --------- ------------    -----------    -----------    -----------     -----------    ----------    -----------    ------------

Gain on sale of loans and
securities                           $1,322,260      $ 66,247     $ 113   $1,388,620          $   -        $48,133         $  305           $ 260       $ 6,686       $ 55,384      $1,444,004

Net interest income                     133,421      (75,652)     (309)       57,460          8,481        111,847             71          50,337         (203)        170,533         227,993

Net loan servicing fees(1)                    -     (436,521)         -    (436,521)              -            148         21,916               -         (836)         21,228       (415,293)

Net insurance premiums earned (2)             -             -         -            -        171,136              -              -               -             -        171,136         171,136

Commissions, fees & other (3)            14,532        19,105    51,846       85,483         14,181          2,501         24,062          19,784      (32,053)         28,475         113,958
                                     ----------- ------------- --------- ------------    -----------    -----------    -----------     -----------    ----------    -----------    ------------
    Total revenues
                                      1,470,213     (426,821)    51,650    1,095,042        193,798        162,629         46,354          70,381      (26,406)        446,756       1,541,798

Expenses                                587,764       127,361    25,667      740,792        169,040         66,517         40,527          27,048      (26,694)        276,438       1,017,230
                                     ----------- ------------- --------- ------------    -----------    -----------    -----------     -----------    ----------    -----------    ------------

                                                                                                                                                                     $
    Earnings before income taxes       $882,449   $ (554,182)   $25,983     $354,250       $ 24,758        $96,112        $ 5,827        $ 43,333        $  288        170,318        $524,568
                                     =========== ============= ========= ============    ===========    ===========    ===========     ===========    ==========    ===========    ============

                                                                                                 Three Months Ended March 31, 2002
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                    Mortgage Banking                                                    Diversified Businesses
                                     ------------------------------------------------    --------------------------------------------------------------------------------------
(Dollar amounts in thousands)        Production   Servicing    Closing      Total        Insurance      Capital          Global         Banking         Other         Total        Grand Total
                                                               Services                                  Markets
                                     ----------- ------------- --------- ------------    -----------    -----------    -----------     -----------    ----------    -----------    ------------

Gain on sale of loans and
securities                             $614,716     $  21,153    $    -     $635,869          $   -        $16,455         $  328           $   -       $ 3,974       $ 20,757        $656,626

Net interest income                     164,883      (54,723)     (136)      110,024          8,065         65,573             69          12,023         1,556         87,286         197,310

Net loan servicing fees(1)                    -     (142,485)         -    (142,485)              -            288          9,271               -             -          9,559       (132,926)

Net insurance premiums earned (2)             -             -         -            -        116,320              -              -               -             -        116,320         116,320

Commissions, fees & other (3)             3,218        16,699    35,227       55,144         12,985          2,313         10,497           4,167       (8,684)         21,278          76,422
                                     ----------- ------------- --------- ------------    -----------    -----------    -----------     -----------    ----------    -----------    ------------
    Total revenues
                                        782,817     (159,356)    35,091      658,552        137,370         84,629         20,165          16,190       (3,154)        255,200         913,752

Expenses                                338,076       108,257    20,693      467,026        113,537         45,096         20,666           5,969       (4,636)        180,632         647,658
                                     ----------- ------------- --------- ------------    -----------    -----------    -----------     -----------    ----------    -----------    ------------

                                                                $
    Earnings before income taxes       $444,741   $ (267,613)     4,398     $191,526       $ 23,833        $39,533        $ (501)        $ 10,221       $ 1,482       $ 74,568        $266,094
                                     =========== ============= ========= ============    ===========    ===========    ===========     ===========    ==========    ===========    ============

(1) Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income on residual interests, net of amortization and impairment/recovery of MSRs and net servicing hedge.
(2) Consists of insurance premiums earned.
(3) Consists primarily of revenues from ancillary products and services, including title, escrow, appraisal, credit reporting and home inspection services, and insurance agency commissions.